                                                                  EXHIBIT 12.2


                         NORTHWEST AIRLINES CORPORATION
      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK
                                  REQUIREMENTS
                              (DOLLARS IN MILLIONS)

                                                                        THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                              JUNE 30                     JUNE 30
                                                                      -----------------------     ----------------------
                                                                        1998           1997         1998         1997
                                                                      --------       --------     --------     --------
EARNINGS:


Income before income taxes                                            $  80.7        $ 222.4      $ 195.7      $ 327.0
Less:  Income from less than 50%
       owned investees                                                    5.4            6.4          6.2         13.8
Add:
     Rent expense representative of interest                     (1)     48.8           50.4         96.2         97.2
     Interest expense net of capitalized interest                        63.3           57.8        116.3        113.8
     Interest of mandatorily redeemable
        preferred security holder                                         5.3            5.9         11.0         12.0
     Amortization of debt discount and expense                            3.5            1.4          5.8          2.6
     Amortization of interest capitalized                                 0.9            0.7          1.7          1.4
                                                                      -------        -------      -------      -------
     ADJUSTED EARNINGS                                                $ 197.1        $ 332.2      $ 420.5      $ 540.2
                                                                      -------        -------      -------      -------
                                                                      -------        -------      -------      -------

FIXED CHARGES AND PREFERRED STOCK REQUIREMENTS:

Rent expense representative of interest                          (1)  $  48.8        $  50.4      $  96.2      $  97.2
Interest expense net of capitalized interest                             63.3           57.8        116.3        113.8
Interest of mandatorily redeemable
     preferred security holder                                            5.3            5.9         11.0         12.0
Preferred stock requirements                                              0.3            8.3          0.7         16.4
Amortization of debt discount and expense                                 3.5            1.4          5.8          2.6
Capitalized interest                                                      4.1            3.0          7.1          5.4
                                                                      -------        -------      -------      -------

     FIXED CHARGES AND PREFERRED
        STOCK REQUIREMENTS                                            $ 125.3        $ 126.8      $ 237.1      $ 247.4
                                                                      -------        -------      -------      -------
                                                                      -------        -------      -------      -------
RATIO OF EARNINGS TO FIXED CHARGES AND
     PREFERRED STOCK REQUIREMENTS                                        1.57           2.62         1.77         2.18
                                                                      -------        -------      -------      -------
                                                                      -------        -------      -------      -------

(1) Calculated as one-third of rentals, which is considered representative of the interest factor.